As filed with the Securities and Exchange Commission on March 15, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

PROOFPOINT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	51-0414846
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

892 Ross Drive

Sunnyvale, CA 94089

(408) 517-4710

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full title of the plans)

Gary Steele

Chief Executive Officer

Proofpoint, Inc.

892 Ross Drive

Sunnyvale, CA 94089

(408) 517-4710

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Jeffrey R. Vetter, Esq.

Fenwick & West LLP

801 California Street

Mountain View, CA 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☐	Accelerated Filer	☐
Non-accelerated Filer ☒	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
— To be issued under the 2012 Equity Incentive Plan	1,652,183	$14.77(2)	$24,402,743	$3,329
— To be issued under the 2012 Employee Stock Purchase Plan	330,436	$12.55(3)	$4,146,972	$566
Total	1,982,619		$28,549,715	$3,895

(1)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2012 Equity Incentive Plan or 2012 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) using the average of the high and low prices for the Registrant’s common stock as reported on The NASDAQ Global Select Market on March 11, 2013.

(4)         Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) using the average of the high and low prices for the Registrant’s common stock as reported on The NASDAQ Global Select Market on March 11, 2013, multiplied by 85%, which is the percentage of the price per share applicable to purchasers under the Registrant’s 2012 Employee Stock Purchase Plan.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of the Registrant’s common stock under the Registrant’s 2012 Equity Incentive Plan (the “EIP”). The number of shares of the Registrant’s common stock available for grant and issuance under the EIP is subject to an annual increase on January 1 of each of the calendar years 2013 through 2016 by an amount equal to five percent (5%) of the number of shares of the Registrant’s common stock issued and outstanding on each December 31 immediately prior to the date of increase, but not more than 3,723,891 shares, unless the Registrant’s board of directors, in its discretion, determines to make a smaller increase (the provision of the EIP allowing for this annual increase is referred to as the “EIP Evergreen Provision”). On January 1, 2013, the number of shares of the Registrant’s common stock available for grant and issuance under the EIP increased by 1,652,183 shares. This Registration Statement registers these additional 1,652,183 shares of the Registrant’s common stock, which were available for grant and issuance under the EIP pursuant to the EIP Evergreen Provision as of January 1, 2013.

Additionally, this Registration Statement registers additional shares of the Registrant’s common stock under the Registrant’s 2012 Employee Stock Purchase Plan (the “ESPP”). The number of shares of the Registrant’s common stock reserved for issuance under the ESPP is subject to an annual increase on January 1 of each of the calendar years 2013 through 2020 by the number of shares equal to one percent (1%) of the number of shares of the Registrant’s common stock issued and outstanding on each December 31 immediately prior to the date of increase, but not more than 1,489,556 shares, unless the Registrant’s board of directors, in its discretion, determines to make a smaller increase (the provision of the ESPP allowing for this annual increase is referred to as the “ESPP Evergreen Provision”). On January 1, 2013, the number of shares of the Registrant’s common stock reserved and available for issuance under the ESPP increased by 330,436 shares. This Registration Statement registers these additional 330,436 shares of the Registrant’s common stock, which were reserved and available for issuance under the ESPP pursuant to the ESPP Evergreen Provision as of January 1, 2013.

The additional shares are of the same class as other securities relating to the EIP and ESPP for which the Registrant’s registration statement filed on Form S-8 (SEC File No. 333-180839) on April 20, 2012 is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-180839) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a)                                 The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 8, 2013, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on March 14, 2013; and

(d)                                 The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-35506) filed on April 13, 2012 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such reports that are filed or deemed filed as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/12

4.02	Restated Bylaws of the Registrant	S-1	333-178479	3.04	4/9/12

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 15th day of March, 2013.

PROOFPOINT, INC.

By:	/s/ Gary Steele
Gary Steele
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary Steele and Paul Auvil, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Gary Steele	Chief Executive Officer and Director	March 15, 2013
Gary Steele

Principal Financial Officer and
Principal Accounting Officer:

/s/ Paul Auvil	Chief Financial Officer	March 15, 2013
Paul Auvil

Additional Directors:

/s/ Anthony Bettencourt	Director	March 15, 2013
Anthony Bettencourt

/s/ Dana Evan	Director	March 15, 2013
Dana Evan

/s/ Jonathan Feiber	Director	March 15, 2013
Jonathan Feiber

/s/ Eric Hahn	Director	March 15, 2013
Eric Hahn

/s/ Kevin Harvey	Director	March 15, 2013
Kevin Harvey

/s/ Philip Koen	Director	March 15, 2013
Philip Koen

/s/ Rob Ward	Director	March 15, 2013
Rob Ward

II-2

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.01	Restated Certificate of Incorporation of the Registrant	S-1	333-178479	3.02	4/9/12

4.02	Restated Bylaws of the Registrant	S-1	333-178479	3.04	4/9/12

5.01	Opinion of Fenwick & West LLP					X

23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm					X

23.02	Consent of Fenwick & West LLP (contained in Exhibit 5.01)					X

24.01	Power of Attorney (included on the signature page to this Registration Statement)					X